As filed with the Securities and Exchange Commission on October 24, 1997.
                                                    Registration No. 333-
                                                                         -------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                               RACOM SYSTEMS, INC.

             (Exact name of Registrant as specified in its charter)

                                   -----------

          Delaware                                      84-1182875
(State or other jurisdiction                (I.R.S. Employer Identification No.)
of incorporation or organization)

                                   -----------

             6080 Greenwood Plaza Blvd., Greenwood Village, CO 80111
               (Address of principal executive offices) (Zip Code)


                            1993 Employee Stock Plan
                            (Full title of the plan)


                          Richard L. Horton, President
                           6080 Greenwood Plaza Blvd.
                           Greenwood Village, CO 80111
                                 (303) 771-2077
                       (Name, address, including zip code,
        and telephone number, including area code, of agent for service)

     Approximate date of commencement of proposed sale to public: From time to time after the Registration Statement becomes effective.

                        --------------------------------

                        Exhibit Index Begins at Page II-6

                         CALCULATION OF REGISTRATION FEE
================================================================================
Title of         Amount to be         Proposed        Proposed        Amount of
Securities       Registered(1)         Maximum         Maximum      Registration
to be                                 Offering        Aggregate          Fee
Registered                            Price Per       Offering
                                     Security(2)       Price(2)
--------------------------------------------------------------------------------
Common Stock,      1,700,000           $ 2.81         $4,777,000        $1448.
$.01 par value      Shares
================================================================================

     (1) This Registration Statement, pursuant to Rule 416, covers any additional shares of no par value Common Stock ("shares") which become issuable under the 1993 Employee Stock Plan ("Plan") set forth herein by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of shares outstanding.

     (2) Estimated solely for the purpose of computing the amount of the Registration fee under Rule 457 of the Securities Act of 1933, as amended. A total of 1,700,000 shares are issuable under the Plan at an offering price per share based upon the closing price of the Common Stock on the NASDAQ SmallCap Market on October 21, 1997 of $2.81 per share.

                               RACOM SYSTEMS, INC.

                                     PART I

                   Cross Reference Sheet Required by Item 501

           Item in Form S-8                        Caption In Prospectus
           ----------------                        ---------------------

1.   General Plan Information...........  Cover Page; Issuer and Participating
                                          Employees; Description of the Plan;
                                          Tax Consequences

2.   Registrant Information and
     Employee Plan Annual
     Information........................  Available Information

3.   Incorporation of Documents
     by Reference.......................  Incorporation of Documents by
                                          Reference

4.   Description of Securities..........  Description of Common Stock

5.   Interests of Named Experts
     and Counsel........................  Counsel

6.   Indemnification of
     Directors and Officers.............  SEC Position Regarding Indemnification

7.   Exemption from Registration
     Claimed............................  Not Applicable

8.   Exhibits...........................  Not Applicable (See Part II, Item 8)

9.   Undertakings.......................  Not Applicable (See Part II, Item 9)


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Pursuant to the requirements of the Note to Part I of Form S-8 and Rule 428(b)(1) of the Rules under the Securities Act of 1933, as amended, the information required by Part I of Form S-8 is included in the Reoffer Prospectus which follows. The Reoffer Prospectus together with the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement constitute the Section 10(a) Prospectus.

                               REOFFER PROSPECTUS

     The material which follows, up to but not including the page beginning Part II of this Registration Statement, constitutes a prospectus, prepared on Form S-3, in accordance with General Instruction C to Form S-8, to be used in connection with resales of securities acquired under the Registrant's 1993 Employee Stock Plan by directors of the Registrant, as defined in Rule 405 under the Securities Act of 1933, as amended.

                                1,700,000 SHARES
                                  COMMON STOCK


                               RACOM SYSTEMS, INC.
                                 ---------------

                            1993 EMPLOYEE STOCK PLAN
                                 ---------------

     This Reoffer Prospectus ("Prospectus") relates to the offering by Racom Systems, Inc. (the "Company") and the Company's employees, officers, directors and consultants of up to 1,700,000 shares (subject to adjustment in certain circumstances) of the Company's $.01 par value Common Stock (the "Common Stock" or "shares"), purchasable by such employees, officers, directors and consultants pursuant to Common Stock options ("options") under the Company's 1993 Employee Stock Plan (the "Plan"). As of the date hereof 1,539,280 options issued under the Plan are outstanding.

                                 ---------------

     This Prospectus will be used by non-affiliates of the Company as well as persons who are "affiliates" (as that term is defined under the Securities Act of 1933) to effect resales of the shares. See "Selling Stockholders." The Company will receive no part of the proceeds of any such sales although it will receive the exercise price of the options.

                                 ---------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 ---------------

     No person is authorized to give any information or to make any representation not contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. The delivery of this Prospectus at any time does not imply that the information herein is correct as of the time subsequent to the date hereof.

                                ----------------

                The date of this Prospectus is October 24, 1997.

                              AVAILABLE INFORMATION
                              ---------------------

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, including Sections 14(a) and 14(c) relating to proxy and information statements, and in accordance therewith files reports and other information with the Securities and Exchange Commission ("Commission"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street N.W., Washington, D.C. 20549; 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; 7 World Trade Center, New York, New York 10048; and 5670 Wilshire Boulevard, Los Angeles, California 90036. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. The Company's Common Stock is traded on the NASDAQ SmallCap Market under the symbol "RCOM." Reports, proxy and information statements may also be inspected at the NASDAQ SmallCap Market offices, 1735 K Street Northwest, Washington, D.C. 20006.

     The Company furnishes annual reports to its shareholders which include audited financial statements. The Company may furnish such other reports as may be authorized, from time to time, by its Board of Directors.

                           INCORPORATION BY REFERENCE
                           --------------------------

     Certain documents have been incorporated by reference into this Prospectus, either in whole or in part. The Company will provide without charge (i) to each person to whom a Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference (not including exhibits to the information unless such exhibits are specifically incorporated by reference into the information), and (ii) documents and information required to be delivered to the Company's directors pursuant to Rule 428(b). Requests for such information shall be addressed to the Company at 6080 Greenwood Plaza Blvd., Greenwood Village, CO 80111, (303) 771-2077.

                             TABLE OF CONTENTS
                             -----------------



INTRODUCTION........................................................  4

SELLING STOCKHOLDERS................................................  5

METHOD OF SALE......................................................  6

SEC POSITION REGARDING INDEMNIFICATION..............................  7

DESCRIPTION OF THE PLAN.............................................  7

APPLICABLE SECURITIES LAW RESTRICTIONS..............................  8

TAX CONSEQUENCES....................................................  9

LEGAL MATTERS....................................................... 10

EXPERTS  ........................................................... 10

                                  INTRODUCTION

     The Company is a leading developer and marketer of contactless smart card systems ("Smart Card(s)" or "Smart Card System(s)") used primarily in electronic commerce. Generally the size of a credit card, Smart Cards are used in a number of consumer applications including (i) access to restricted areas (replacing keys and identification cards), (ii) public transportation fare collection (replacing bus tokens, taxi cab charge cards, airline or railway tickets), (iii) point of sale purchases (replacing cash or supplementing credit cards at cafeterias, newsstands and related point of sale locations where speed of purchase is important), and (iv) miscellaneous small monetary transactions (replacing coins and cash at parking lots, in vending machines and public telephones and the like). Smart Card technology is also used in industrial applications such as attaching a "tag" containing the Smart Card technology to a manufactured product in order to track the product from the assembly line through quality control, warehousing, inventory control, distribution and warranty.

     The Company's Smart Cards are "contactless" and therefore do not require the use of a magnetic stripe or insertion in a terminal as is required by contacted cards ("Contacted Card(s)"). Instead, the Company's Smart Card System involves direct wireless radio frequency communication between a ferroelectric random access memory ("FRAM") chip in the Smart Card and a terminal. The Company's FRAM chip does not require battery power and allows for processing the Smart Card transaction in a fraction of a second by waving the Smart Card near the terminal. Moreover, the Smart Card does not require insertion in the terminal or the use of a keypad and therefore may be used by all members of the population regardless of age or physical health and in both indoor and outdoor locations.

     For consumers and goods and services providers, the Company's Smart Cards offer the convenience and accuracy of high speed transaction processing without the requirement of carrying cash, checks or credit cards, thereby reducing the threat of theft, inventory shrinkage, and payment fraud resulting from the handling of cash or the counterfeiting of cash or credit cards. Goods and services providers do not have to risk loss resulting from (i) accepting cash or checks which may be subsequently stolen from them after payment by consumers or
(ii) accepting credit cards which may have been stolen prior to such payment. Consumer loss is limited because the Smart Card is programmed to be used to purchase only specific goods or services which is not as attractive to a thief when compared to the broader illegal uses for stolen cash, checks or credit cards. The Smart Card is designed to complement credit cards rather than replace them in that Smart Card applications involve the storage and handling of substantially more data than credit cards and can therefore be used for other applications (rather than just purchase and sale transactions) such as electronic purses, identification of the user and other portable data functions.

     The Company sells its Smart Card System through its own direct sales force, through a combination of joint ventures and strategic alliances and through selective licensing and distributorship arrangements and agreements with independent sales representatives in foreign countries. Since 1993, the Company has designed Smart Card Systems for over 100 customers in cities throughout the world including Singapore, Macau, Hong Kong, Tokyo, Manchester, Paris, Milan, Los Angeles, Chicago and Denver.

                              SELLING STOCKHOLDERS

     This Prospectus covers possible sales by officers and directors of the Company of shares they acquire through exercise of options granted under the Plan. The names of such officers and directors who may be Selling Stockholders from time to time are listed below, along with the number of shares of Common Stock currently owned by them and the number of shares offered for sale hereby. The number of shares offered for sale by such individuals may be updated in supplements to this Prospectus, which will be filed with the Securities and Exchange Commission in accordance with Rule 424(b) under the Securities Act of 1933, as amended.

                                                                    Number of
Name and Address of                          Shareholdings        Shares Offered
Selling Stockholder                   Number(1)(2)    Percent(1)   For Sale(2)
-------------------                   ------------    ----------   -----------

Charles A. Fear(3)                       25,000           *            25,000
Level 22 Allendale Square
77 St. Georges Terrace
Perth, Western Australia 6000

Richard L. Horton(4)                    500,000         3.7           500,000
6080 Greenwood Plaza Blvd.
Greenwood Village, CO 80111

Mark R. Davison(5)                       25,000           *            25,000
9th Floor, Kyle House
27-31 Macquarie Place
Sydney NSW 2000
Australia

L. David Sikes(6)                        25,000           *            25,000
1850 Ramtron Drive
Colorado Springs, CO 80921

George J. Stathakis(6)                   25,000           *            25,000
One Bush Street, 15th Floor
San Francisco, CA 94104

Charles R. Broshous(7)                  100,000           *           100,000
Michael L. Malmer(7)                    250,000           *           250,000
William H. Jacobs(7)                    100,000           *           100,000
Douglas J. Sheldon(7)                    40,000           *            40,000

---------

*    Less than 1%.

(1)  Includes all stock options exercisable within 60 days from the date hereof.

(2)  Represents all shares issuable upon exercise of options under the Plan.

(3) Represents options to purchase 25,000 shares of Common Stock at $2.50 per share issued under the Plan.

(4) Represents options to purchase 500,000 shares of Common Stock at $1.00 per share issued under the Plan.

(5) Represents options to purchase 25,000 shares of Common Stock at $2.50 per share issued under the Plan. Does not include 5,422,532 shares or 321,766 common stock purchase warrants held by Intag International Limited ("Intag"), a publicly held Australian company for which Mr. Davison serves as a director.

(6) Represents options to purchase 25,000 shares of Common Stock at $2.50 per share issued under the Plan. Does not include 4,800,000 shares or 251,452 common stock purchase warrants held by Ramtron International Corporation ("Ramtron") for which Mr. Sikes serves as a Chairman and Chief Executive Officer and for which Mr. Stathakis serves as a director. See "Management - Directors and Executive Officers."

(7) Represents options to purchase the number of shares indicated after each individual's name issued under the Plan at $1.00 per share as to Mr. Malmer and $2.50 per share as to Messrs. Broshous, Jacobs and Sheldon. The address of all four individuals is in care of the Company at 6080 Greenwood Plaza Blvd., Greenwood Village, CO 80111.

                                 METHOD OF SALE

     Sales of the shares offered by this Prospectus will be made on the NASDAQ SmallCap Market, where the Company's Common Stock is listed for trading, in other markets where the Company's Common Stock may be traded or in negotiated transactions. Sales will be at prices current when the sales take place and will generally involve payment of customary brokers' commissions. There is no present plan of distribution.

                     SEC POSITION REGARDING INDEMNIFICATION

     The Company's Article of Incorporation and Bylaws provide for indemnification of officers and directors, among other things, in instances in which they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Company and in which, with respect to criminal proceedings, they had no reasonable cause to believe their conduct was unlawful.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Company under the provisions described above, the Company has been informed that in the opinion of the Securities and Exchange Commission that indemnification is against public policy as expressed in that Act and is therefore unenforceable.

                             DESCRIPTION OF THE PLAN

     In May 1993, the Company's Board of Directors approved the Plan for the benefit of employees, officers, directors and consultants of the Company. The Company believes that the Plan provides an incentive to individuals to act as employees, officers, directors and consultants of the Company and to maintain a continued interest in the operations and future of the Company. The Plan includes qualified stock options and non-qualified stock options issued under
Section 422 of the Internal Revenue Code.

     The terms of the Plan provide that the Company is authorized to grant options to purchase shares of Common Stock ("options" or "option shares") to employees, officers, directors and consultants of the Company upon the majority consent of the Administrative Committee of the Company's Board of Directors. Any employee, officer, director or consultant of the Company is eligible to receive options under the Plan. The option price to be paid by optionees for shares under qualified stock options must not be less than the fair market value of the options shares as reported by the NASDAQ SmallCap Market on the date of the grant. The option price for nonqualified stock options will not be less than 85% of such fair market value. Options must be exercised within 10 years following the date of grant (or sooner at the discretion of the Administrative Committee), and the optionee must exercise options during service to the Company or within 30 days of termination of such service (12 months in the event of death on disability). The Administrative Committee may extend the termination date of an option granted under the Plan.

     A total of 1,700,000 shares of the Company's authorized but unissued Common Stock have been reserved for issuance pursuant to the Plan of which 1,539,280 options are currently outstanding at exercise prices ranging from $1.00 to $2.78 per share. In the event of a change in control of the Company (as defined in the Plan), all outstanding options become immediately exercisable.

     Options under the Plan may not be transferred, except by will or by the laws of intestate succession. The number of shares and price per share of the options under the Plan will be proportionately adjusted to reflect forward and reverse stock splits. The holder of an option under the Plan has none of the rights of a shareholder until shares are issued.

     The Plan is administered by the Administrative Committee (consisting of not less than two disinterested directors) which has the power to interpret the Plan, determine which persons are to be granted options and the amount of such options.

     The provisions of the Federal Employee Retirement Income Security Act of 1974 do not apply to the Plan. Shares issuable upon exercise of options will not be purchased in open market transactions but will be issued by the Company from authorized shares.

     Payment for shares must be made by optionees in cash from their own funds. No payroll deductions or other installment plans have been established. No reports will be made to optionees under the Plan except in the form of updated information for the Prospectus.

     There are no assets administered under the Plan, and, accordingly, no investment information is furnished herewith.

     Shares issuable under the Plan may be sold in the open market, without restrictions, as free trading securities. No options may be assigned, transferred, hypothecated or pledged by the option holder. No person may create a lien on any securities under the Plan, except by operation of law. However, there are no restrictions on the resale of the shares underlying the options.

     The Plan will remain in effect until May 24, 2003 but may be terminated or extended by the Company's Board of Directors. Additional information concerning the Plan and its administrators may be obtained from the Company at the address and telephone number indicated under "Incorporation by Reference" above.

                     APPLICABLE SECURITIES LAW RESTRICTIONS

     If the optionee is deemed to be an "affiliate" (as that term is defined under the Securities Act of 1933, as amended), the resale of the shares purchased upon exercise of options covered hereby will be subject to certain restrictions and requirements. The Company's legal counsel may be called upon to discuss these applicable restrictions and requirements with any optionee who may be deemed to be an affiliate, prior to exercising an option.

     In addition to the requirements imposed by the Securities Act of 1933, the antifraud provisions of the Securities Exchange Act of 1934 and the rules thereunder (including Rule 10b-5) are applicable to any sale of shares acquired pursuant to options.

     Up to 1,700,000 shares may be issued under the Plan. The Company has authorized 20,000,000 shares, of which 13,192,532 shares were outstanding as of September 30, 1997. Common shares outstanding and those to be issued upon exercise of options are fully paid and nonassessable, and each share of stock is entitled to one vote at all shareholders' meetings. All shares are equal to each other with respect to lien rights, liquidation rights and dividend rights. There are no preemptive rights to purchase additional shares by virtue of the fact that a person is a shareholder of the Company. Shareholders do not have the right to cumulate their votes for the election of directors.

     Directors must comply with certain reporting requirements and resale restrictions pursuant to Sections 16(a) and 16(b) of the Securities Exchange Act of 1934 and the rules thereunder upon the receipt or disposition of any options.

                                TAX CONSEQUENCES

     If a qualified option is exercised and if the optionee does not dispose of the shares acquired pursuant to the exercise within two years of the date of the granting of the option nor within one year from the transfer of the shares pursuant to exercise of the options, then there will not be any federal income tax consequences to the Company from either the exercise of the option or the receipt of the proceeds with respect to the exercise of the option. In such circumstances, the optionee would not be required to recognize any taxable income upon the exercise of the option.

     Furthermore, the sale of the shares received pursuant to the exercise of the option would result in long-term capital gain or long-term capital loss to the optionee based on the difference between the amount received with respect to such sale and the amount paid upon the exercise of the option.

     If an optionee exercised an option and sold the shares acquired pursuant to such exercise either within two years from the date of the granting of the option or within one year from the date of the transfer of such shares to him pursuant to his exercise of the option, then in general the Company would be entitled to a deduction for federal income tax purposes equal to lessor of: (1) the fair market value of the stock on the date of exercise over the option price of the stock; or (2) the amount realized on disposition over the adjusted basis of the stock. The optionee would recognize ordinary income equal to the amount of the Company's deduction. The Company's deduction would be allowed, and the optionee's income would be taxable, in the year the optionee disposed of the shares. However, if the disposition occurs within two years of the date of the grant or within one year from the date of transfer of the shares and the disposition is a sale or exchange with respect to which a loss, if sustained, would be recognized (generally any disposition other than to a related party), then the optionee's income and the Company's deduction would not exceed the excess (if any) of the amount realized on such sale or exchange over the adjusted basis of such shares. The Company expects that optionees will be required to exercise their options within five years from the date of grant although optionees may hold the shares issuable upon exercise of the options indefinitely.

     For options exercised after 1987, an individual generally must include in alternative minimum taxable income the amount by which the option price paid is exceeded by the fair market value at the time the individual's rights to the shares are freely transferable or are not subject to a substantial risk of forfeiture. However, if the stock is disposed of within two years of the date of the granting of the option or within one year of the date of transfer of the shares and the disposition occurs in the same year as the option exercise then the alternative minimum taxable income shall be the lesser of (1) the fair market value of the stock on the date of exercise over the option price of the stock; or (2) the amount realized on disposition over the adjusted basis of the stock. The alternative minimum tax is payable only if the alternative minimum tax exceeds the regular income tax liability.

     The provision of Section 401(a) of the Code, relating to "qualified" pension, profit sharing and stock bonus plans, do not apply to the options or underlying shares covered hereby.

                                  LEGAL MATTERS

     The validity of the shares of Common Stock offered hereby will be passed on for the Company by Gary A. Agron, 5445 DTC Parkway, Suite 520, Englewood, Colorado 80111.

                                     EXPERTS

     The financial statements of the Company incorporated by reference in the Company's Annual Report on Forms 10KSB for the years ended December 31, 1996 and 1995, were audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference. Reference is made to said report which includes an explanatory paragraph that discusses substantial doubt about the Company's ability to continue as a going concern.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 3. Incorporation of Documents by Reference

     The Registrant hereby incorporates by reference in this Registration Statement the following documents previously filed with the Securities and Exchange Commission:

          (a) The Registrant's Annual Report on Form 10KSB for the year ended December 31, 1996, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act");

          (b) The Registrant's Quarterly Report on Form 10-QSB for the quarters ended March 31, 1997, and June 30, 1997, filed pursuant to
          Section 13(a) of the Exchange Act; and

          (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form SB-2 under the Securities Act of 1933, as amended (Registration No. 333-18351), including any amendments or reports filed for the purpose of updating such description.

          (d)      All other reports and  subsequent  reports filed  pursuant to
          Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended.

     All reports and definitive proxy or information statements filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold at the time of such amendment will be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

     Not applicable.



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



Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Article VI of the Registrant's Restated Certificate of Incorporation provides as follows:

                            "Limitation of Liability
                            ------------------------

     A Director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a Director except for liability, (i) for any breach of the Director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the Director derived any improper personal benefit.

     Notwithstanding any other provisions herein, personal liability of a director shall be eliminated to the greatest extent possible as is now, or in the future, provided for by law."

     Article Eight of the Company's Restated Bylaws provides, inter alia, as follows:

                           "Liability: Indemnification
                           ---------------------------

Section 8.01 Exculpation. No director or officer of the Corporation shall be liable for the acts, defaults or omissions of any other director or officer, or for any loss sustained by the Corporation, unless the same has resulted from his own willful misconduct, willful neglect or gross negligence.

Section 8.02 Indemnification for Action, Etc. Other Than by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct which was taken was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that the conduct which was taken was unlawful.

Section 8.03 Indemnification for Actions, Etc. by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper."

     Insofar as indemnification for liabilities arising under the 1933 Act, as amended, may be permitted to officers, directors or persons controlling the Company, the Company has been advised that, in the opinion of the Securities and Exchange Commission, Washington, D.C. 20549, such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the officer, director or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

Item 7. Exemption from Registration Claimed

     Not applicable.

Item 8. Exhibits

     The  following  is a list of  Exhibits  filed  as part of the  Registration
Statement:

     4. 1993 Employee Stock Plan (As amended and Restated Effective October 14, 1997).

     4.1  Form of 1993 Employee  Stock  Agreement  under the 1993 Employee Stock
          Plan

    5.02  Opinion of Gary A. Agron

   24.05  Consent  of  Arthur  Andersen  LLP,   independent   certified   public
          accountants

Item 9. Undertakings

     The Registrant hereby undertakes (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement; to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (2) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in Registration Statement; (3) that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (4) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan.

     The Registrant hereby undertakes to deliver or cause to be delivered with the prospectus to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate juris-diction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwood Village, State of Colorado, on this 15th day of October, 1997.

                                   RACOM SYSTEMS, INC.



                                   By:  /s/  Richard Horton
                                   ---------------------------------------------
                                   Richard Horton
                                   Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

        Signature                        Title                      Date
        ---------                        -----                      ----


 /s/ Charles A. Fear            Chairman of the Board of       October 15, 1997
--------------------------      Directors
Charles A. Fear


 /s/ Richard L. Horton          President, Chief Executive     October 15, 1997
--------------------------      Officer, Chief Financial
Richard L. Horton               Officer (Principal Accounting
                                Officer) and Director



 /s/ Mark R. Davison            Director                       October 15, 1997
--------------------------
Mark R. Davison


 /s/ L. David Sikes             Director                       October 15, 1997
--------------------------
L. David Sikes


 /s/ George J. Stathakis        Director                       October 15, 1997
--------------------------
George J. Stathakis

                                  EXHIBIT INDEX

    Exhibit No.                   Exhibit                            Page No.

        4.            1993 Employee Stock Plan

        4.1           Form of 1993 Employee Stock Agreement
                      under the 1993 Employee Stock Plan

        5.02          Opinion of Gary A. Agron

        23.05 Consent of Arthur Andersen LLP, independent certified public accountants